 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-271861
PROSPECTUS
ECARX Holdings Inc.
23,871,971 CLASS A ORDINARY SHARES UNDERLYING WARRANTS,
291,679,672 CLASS A ORDINARY SHARES AND
8,872,000 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES
This prospectus relates to the issuance by ECARX Holdings Inc. of up to 23,871,971 of its Class A ordinary shares, par value US$0.000005 per share, or Class A Ordinary Shares, including (i) 14,999,971 Class A Ordinary Shares issuable upon the exercise of warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued on December 20, 2022, or the Closing Date, in exchange for the public warrants of COVA Acquisition Corp., or COVA, that were issued in the initial public offering of COVA, or the Public Warrants; and (ii) 8,872,000 Class A Ordinary Shares issuable upon the exercise of warrants, or the Sponsor Warrants, to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to COVA Acquisition Sponsor LLC, or the Sponsor, on the Closing Date in exchange for the private placement warrants purchased by the Sponsor for a total consideration of US$8,872,000 in a private placement concurrent with the initial public offering of COVA at a price of US$1.00 per warrant. The Sponsor Warrants and the Public Warrants are collectively referred to as the “Warrants”.
This prospectus also relates to the potential offer and sale from time to time by the selling securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer), collectively referred to as the “Selling Securityholders,” of up to (A) 291,679,672 Class A Ordinary Shares, which include (i) 73,810,070 Class A Ordinary Shares, or the Legacy Shares, beneficially owned by SHINE LINK VENTURE LIMITED (which have been and will continue to be distributed, in whole or in part, to recipients of incentive awards we have previously granted and administered through SHINE LINK VENTURE LIMITED), Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired at a price of approximately (after accounting for the Recapitalization Factor (as defined below)) US$0.00, US$6.71 and US$9.70 per share prior to the Closing Date, respectively; (ii) 144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916 Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited, such shares being collectively referred to as the “Legacy Founder Shares,” which were originally acquired at a price of approximately (after accounting for the Recapitalization Factor (as defined below)) US$0.40, US$0.40, and US1.17 per share prior to the Closing Date, respectively; (iii) 5,250,000 Class A Ordinary Shares issued to the Sponsor, or the Sponsor Shares, on the Closing Date in exchange for the Class B ordinary shares of COVA, which were purchased by the Sponsor at a price of approximately US$0.0048 per share and subsequently distributed to certain members of the Sponsor and transferred to its employees by way of gift; (iv) 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants which warrants were subsequently distributed to certain members of the Sponsor; (v) 3,500,000 Class A Ordinary Shares, or Strategic Investor Shares, issued to Luminar Technologies, Inc. and Geely Investment Holding Ltd., collectively referred to as the “Strategic Investors” and each a “Strategic Investor,” on the Closing Date pursuant to certain strategic investment agreements entered into on May 26, 2022, collectively referred to as the “Strategic Investment Agreements” and each a “Strategic Investment Agreement,” at a price of US$10.00 per share; (vi) 1,052,632 Class A Ordinary Shares, or the Lotus Shares, issued to Lotus Technology Inc., or Lotus, on the Closing Date as a result of the automatic conversion, at a conversion price of US$9.50, of US$10 million aggregate principal amount of convertible note, or the Lotus Note, purchased by Louts for a purchase price of US$10 million pursuant to a convertible note purchase agreement entered into on May 9, 2022; (vii) 5,793,480 Class A Ordinary Shares, or the CB Conversion Shares, issuable upon conversion of convertible notes, collectively referred to as the “Investor Notes” and each an “Investor Note,” at a conversion price of US$11.5 per share (subject to customary adjustments on the conversion price), which were issued to SPDB International (Hong Kong) Limited and CNCB (Hong Kong) Investment Limited, collectively referred to as the “CB Investors” and each a “CB Investor,” pursuant to a convertible note purchase agreement entered into on October 25, 2022, whereby the CB Investors purchased an aggregate principal amount of US$65 million Investor Notes for a purchase price of US$65 million; and (B) 8,872,000 Sponsor Warrants. These securities are being registered to satisfy certain registration rights ECARX Holdings has granted to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. Mr. Eric Li (Li Shufu), our controlling shareholder, and Mr. Ziyu Shen, our Chairman and Chief Executive Officer, can sell all Ordinary Shares beneficially owned by them under this prospectus, being 168,921,032 Class A Ordinary Shares (including (i) 144,440,574 Class A Ordinary Shares and (ii) 24,480,458 Class A Ordinary Shares issuable upon the conversion of 24,480,458 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited, an affiliate of Mr. Eric Li (Li Shufu)) and 24,480,458 Class A Ordinary Shares (issuable upon the conversion of 24,480,458 Class B Ordinary Shares beneficially owned by Jie&Hao Holding Limited, an affiliate of Mr. Ziyu Shen), respectively, and constituting approximately 45.9% and 6.7% of our issued and outstanding Ordinary Shares as of February 29, 2024 (assuming the exercise of all outstanding Warrants and the conversion of Investor Notes), respectively, so long as the registration statement of which this prospectus forms a part is available for use. The Ordinary Shares beneficially owned by Mr. Eric Li (Li Shufu) and Mr. Ziyu Shen represented 48.2% and 30.3% of the aggregate voting power of our total issued and outstanding share capital as of February 29, 2024 (assuming the exercise of all outstanding Warrants and the conversion of Investor Notes), respectively. These shares were acquired at prices significantly below the current trading price of the Class A Ordinary Shares. The sales of these securities could result in a significant decline in the public trading price of the Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. See “Risk Factors — Risks Relating to Our Securities — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our securities to fall” in our annual report on Form 20-F for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission on April 3, 2024, or the 2023 Form 20-F.
The Selling Securityholders may offer, sell or distribute all or a portion of these securities from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”
The Class A Ordinary Shares and Warrants are listed on the Nasdaq Stock Market LLC, or “Nasdaq,” under the trading symbols “ECX” and “ECXWW,” respectively. On April 5, 2024, the closing price for the Class A Ordinary Shares on Nasdaq was US$1.90. On April 5, 2024, the closing price for the Warrants on Nasdaq was US$0.037.
The securities registered herein are identified in this prospectus as the “Registered Securities.” In connection with the Business Combination, holders of 29,379,643 COVA Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately US$10.13 per share, for an aggregate redemption amount of US$297,518,700.03, representing approximately 98% of the total COVA Class A Shares then outstanding. The Selling Securityholders can sell, under this prospectus, up to (i) 291,679,672 Class A Ordinary Shares constituting (on a post-exercise basis) approximately 79.3% of the total issued and outstanding ordinary shares of ECARX Holdings (assuming the exercise of all outstanding Warrants and the conversion of Investor Notes), and (ii) 8,872,000 Warrants, representing approximately 37.2% of our outstanding Warrants, as of February 29, 2024. Sales of a substantial number of Registered Securities, or the perception that those sales might occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale or issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our securities. Despite such a decline in the public trading price, certain Selling Securityholders may still experience a positive rate of return on the Registered Securities due to the lower price at which they acquired the Registered Securities compared to other public investors and may be incentivized to sell the Class A Ordinary Shares or Warrants when others are not. For example, based on the closing price of the Class A Ordinary Shares and Warrants as referenced above, holders of the Sponsor Shares may experience a potential profit of up to US$1.90 per share on the Sponsor Shares; holders of the Legacy Shares may experience a potential profit up to US$1.90 per share; holders of the Legacy Founder Shares may experience a potential profit ranging from US$1.50 to US$0.73 per share; the Strategic Investors may experience a potential profit on the Strategic Investor Shares if the price of the Class A Ordinary Shares exceeds US$10.00 per share; Lotus Technology Inc. may experience a potential profit on the Lotus Shares if the price of the Class A Ordinary Shares exceeds US$9.50 per share; the CB Investors may experience a potential profit on the CB Conversion Shares if the price of the Class A Ordinary Shares exceeds US$11.50 per share; and the Sponsor may experience a potential profit on the Sponsor Warrants if the price of the Class Ordinary Shares exceeds US$11.50 per share. Public investors may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices that they paid and the current trading price.
We will not receive any proceeds from any sale of the Registered Securities by the Selling Securityholders. We will receive proceeds from the exercise of Warrants if the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Class A Ordinary Shares, among other things. If the market price for the Class A Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more details in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, any amendments or supplements, and any documents incorporated by reference in this prospectus carefully before you make your investment decision.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Our Company — Our Corporate Structure.”
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., or the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIE or its subsidiaries and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. Following the Restructuring in 2022, the contractual arrangement was terminated and currently we do not have any VIE in China.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2023 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2023. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks

Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 23 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 22, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or any Selling Securityholders may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by us and the Selling Securityholders and other information you should know before investing. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2023 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements.
You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor any of the Selling Securityholders has authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor any of the Selling Securityholders takes any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. Neither we nor any of the Selling Securityholders is making an offer to sell the Registered Securities in any jurisdiction where the offer or sale thereof is not permitted, nor have we or the Selling Securityholders taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Registered Securities and the distribution of this prospectus outside the United States.
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“Business Combination” means the transactions contemplated by the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA, ECARX Holdings, Ecarx Temp Limited, and Ecarx&Co Limited;

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“Class A Ordinary Shares” means Class A ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“Class B Ordinary Shares” means Class B ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“COVA” means COVA Acquisition Corp., a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“ECARX,” “we,” or “our company” means ECARX Holdings and its subsidiaries (and, in the context of describing ECARX’s historical operations and consolidated financial information, also the former VIEs for the periods ended prior to the Restructuring), and references to “our” financial statements, share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, and auditors are to those of ECARX Holdings, respectively;

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“ECARX Holdings” means ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“Geely Auto” means Geely Automobile Holdings Limited, which manages brands including Geely, Lynk & Co, Geometry, and Zeekr, among others;

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“Geely ecosystem” means Geely Auto, Volvo Car, Polestar, smart, Lotus, Proton, LEVC, and other automotive OEMs that are affiliated with or are investee companies of Geely Holding;

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“Geely Holding” means Zhejiang Geely Holding Group Co., Ltd.;

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“Investor Notes” means the convertible notes issued by ECARX Holdings to certain institutional investors in the aggregate principal amount of US$65 million pursuant to the convertible note purchase agreement dated October 25, 2022 between ECARX Holdings and certain institutional investors;

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“Lotus Note” means the convertible note issued by ECARX Holdings to Lotus Technology Inc. in the aggregate principal amount of US$10 million pursuant to the convertible note purchase agreement dated May 9, 2022 between ECARX Holdings and Lotus Technology Inc.;

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“Ordinary Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares;

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“PCAOB” means the Public Company Accounting Oversight Board;

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“Public Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued upon the closing of the Business Combination in exchange for the public warrants of COVA that were issued in COVA’s initial public offering that was consummated on February 9, 2021;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that ECARX implemented to restructure its organization and business operations in early 2022, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“SEC” means the U.S. Securities and Exchange Commission;

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“SoC” means system on a chip;

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“Sponsor” means COVA Acquisition Sponsor LLC, a Cayman Islands limited liability company;

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“Sponsor Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor upon the closing of the Business Combination;

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“U.S. dollars” or “US$” means United States dollars, the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entity. “The former VIE” or “Hubei ECARX” means Hubei ECARX Technology Co., Ltd., a former consolidated variable interest entity of ECARX, and “the former VIEs” means Hubei ECARX Technology Co., Ltd. and its subsidiaries;

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“Warrant Agreement” means the Warrant Agreement dated February 4, 2021 by and between COVA and Continental Stock Transfer & Trust Company, as warrant agent, as amended and assigned to ECARX Holdings pursuant to the Assignment, Assumption and Amendment Agreement dated December 20, 2022 by and between COVA, ECARX Holdings, and Continental Stock Transfer & Trust Company; and

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.0999 to US$1.00, which was the exchange rate in effect as of December 29, 2023 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

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the overall economic environment and general market and economic conditions in the jurisdictions in which we operate and beyond;

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the progress and results of the research and development of our products and services, as well as of their manufacturing, launch, commercialization and delivery;

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the conditions and outlook of the automobile and automotive intelligence industries in China and globally;

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our relationships with automotive OEMs, Tier 1 suppliers, and our other customers, suppliers, other business partners and stakeholders;

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our ability to successfully compete in highly competitive industries and markets;

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our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services, and grow our ecosystem;

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our ability to execute our strategies, manage growth, and maintain our corporate culture as we grow;

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our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

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changes in the needs for capital and the availability of financing and capital to fund these needs;

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anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

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the safety, price-competitiveness, quality, and breadth of our products and services;

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the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

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man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, and acts of God such as floods, earthquakes, wildfires, typhoons, and other adverse weather and natural conditions that affect our business or assets;

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exchange rate fluctuations;

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changes in interest rates or rates of inflation;

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legal, regulatory, and other proceedings;

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the results of future financing efforts; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2023 Form 20-F.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are transforming vehicles into seamlessly integrated information, communications and transportation devices. We are shaping the interaction between people and cars by rapidly advancing the technology at the heart of smart mobility. Our current core products include infotainment head units, digital cockpits, vehicle chip-set solutions, a core operating system and integrated software stack.
We have established a successful track record since our inception. As of December 31, 2023, there were over 6 million vehicles on the road with ECARX products and solutions onboard. As of December 31, 2023, we had a team of over 2,000 full-time employees globally, 75% of whom are involved in research and development, providing the foundation for us to serve 25 vehicle brands across the globe.
Automotive Computing Platforms
Since the launch of our first-generation automotive computing platform in the second quarter of 2017, we have revolutionized our platform, taking part in vehicle development projects with our related party Geely Holding and its ecosystem OEMs. Some of our automotive computing platforms are backed up with SoCs from mainstream chip providers while others run on ECARX SoC core modules, which we expect to underpin most of our future product offerings.
Our first-generation automotive computing platform product launched in 2017 was designed for mainstream distributed electronic/electrical architecture. We began working on our digital cockpit in 2019. We launched our first-generation and second-generation digital cockpit products in 2021. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Qogir computing platforms in March 2024.
We continue to develop automotive central computing platforms to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched Super Brain (SPB), our first central computing platform, in 2023 and we released Antora1000SPB and Antora1000 ProSPB in March 2024.
Infotainment Head Unit (IHU)
Our IHU supports around view monitoring integration, augmented reality navigation and local-end natural language understanding and processing in addition to regular infotainment functions such as speech assistant service, navigation service, and multi-media. As we continue to upgrade our products, our current IHU product line ranges from IHU 1.0 to IHU 5.0. In 2017, we launched our first-generation IHU. The first major upgrade of our IHU, IHU 3.0, was made at the end of 2018 with the launch of the E01 SoC core module. IHU 3.0 has been widely deployed across multiple vehicle product lines in China and in Malaysia. IHU 5.0, supported by with the second-generation E-series core module, E02, represents a further upgrade of our IHU products. Our IHU 5.0 can also be equipped with V01, our first-generation of automotive-grade AI voice SoC co-developed with our business partners. IHU 5.0 has been deployed in certain Geely ecosystem brand vehicles since 2021 as well as in Changan Mazda and Dongfeng Peugeot-Citroën automobile models.
Digital Cockpit
Digital cockpit is the combination of IHU with digital instrument panel to improve the overall driving experience, enhance safety and offer better connectivity and entertainment options. We started to develop our digital cockpit product in 2019. By breaking the boundaries of silos in the vehicle system, we enable multiple systems to run simultaneously on a single SoC platform, thereby reducing system complexity and consolidating electronic control units without compromising functionalities. Our digital cockpit products allow us to collaborate with automotive developers to manage fewer platforms and toolsets, add new features, and integrate the next-generation in-vehicle experience with reduced development and manufacturing timeframe and costs. They also allow automotive OEMs to respond faster to consumer demands for new apps and services, which is a key step in the transition towards software-defined vehicles.

Our digital cockpit products offer advanced features such as driver information module, heads-up display, rear seat entertainment, multiple-displays, multi-zone voice recognition, 3D user experience, and support for function and ecosystem tailored for each region globally. Our first- and second-generation digital cockpit products are powered by our E03 core module and the Qualcomm® Snapdragon SA8155P, respectively, and have been deployed on Geely, Lynk & Co, smart and Zeekr models since July 2021. Our second-generation digital cockpit products have also been deployed on the Lotus Eletre Hyper-SUV since March 2023. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Qogir computing platforms in March 2024.
To lead the vehicle intelligence with supercomputing capability, flash information exchange as well as smart cockpit and ADAS fusion experience, We are developing the automotive central computing platform to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched our first central computing platform super brain known as SPB in 2023. We released Antora1000SPB and Antora1000 ProSPB in 2024, completing upgrading smart cockpit computing platform into central computing platform. We also launched Atlas and Pikes Computing Platforms in 2024 to empower the future vehicle intelligence.
Antora Computing Platforms
Our current flagship automotive computing platform product is the Antora series. It is specifically designed to increase the overall computing power and meet the increasing SoC demand of vehicles.
The Antora series includes two core products, Antora 1000 computing platform and Antora 1000 Pro computing platform, both of which offer a lower power consumption relative to previous generations of computing platforms and enable fast data transmission rates while supporting rich hardware configurations, and meet highest requirements for function safety and cybersecurity. The Antora series provides a multi-core computing engine, with which automotive OEMs no longer need to replace the hardware platforms every few years in light of the Antora series’ outstanding computing power. This offers an efficient hardware architecture to automotive OEMs and help them speed up time to market.
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Antora 1000 computing platform:   At its core, Antora 1000 computing platform increases the overall computing power, allowing for a faster processing speed, an increase in both data transmission rates and bandwidth, as well as an efficient use of resources. It reduces the development cycles and allows automotive OEMs to introduce new vehicles models at an even faster pace. Antora 1000 computing platform’s advanced intelligent cockpit hardware configuration will provide drivers with a seamless and intuitive experience, enhancing their comfort, convenience, and safety on the road. Antora 1000 has been equipped on Geely ecosystem OEM models and is expected to be rolled out with two FAW Hongqi models.

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Antora 1000 Pro computing platform:   By integrating cockpit and parking modules, Antora 1000 Pro computing platform provides the industry with a strong scalability for vehicles with enhanced ADAS and remote parking technologies, features that many automotive OEMs are working to implement into their fleet. Antora 1000 Pro has been debuted in Lynk & Co 08.

The Antora series is based on SiEngine’s SE1000 SoC. This SoC utilizes a 7nm AI processor combined specifically designed for use in digital cockpits to meet the high performance, high reliability and high security needs of automotive-grade hardware. SE1000 adopts the industry-leading multi-core heterogeneous architecture design and high-performance computing cluster, and independent programmable neural processing unit with AI computing power. At the same time, its powerful audio and video processing capabilities can support up to seven high-definition screen outputs and 12 video signal inputs, and it is the first in the industry to be equipped with dual HiFi 5 DSP processors. SE1000 SoC has obtained the AEC-Q100 automotive certification standard and offers enhanced vehicle functional safety. The SoC core modules for the Antora series can support the development of intelligent driving functions, providing a high computing power foundation for the digital cockpit computing platform. They also have built-in independent ASIL B-grade hardware function safety islands that reduce development cycle and cost. The series contains standalone information safety islands with high-performance encryption and decryption engine to support SM series national encryption algorithms. Different processor clusters independently serve different functional domains and integrate system safety functions of ASIL-B level, greatly improving the real-time, safety and data privacy of the system.
Combining high-performance customized CPU clusters with a heterogeneous computing system, such as CPU, multi-core GPU, and AI-powered neural processing unit, Antora 1000 and Antora 1000 Pro computing platforms are capable of processing inputs from 11 cameras simultaneously and support multiple high-definition outputs through a high-performance 2D or 3D hardware acceleration engine. In addition, each of them has a built-in high-performance acoustics capability to support echo cancellation, noise reduction, voice assistant, and other applications.
Makalu Computing Platform
Consumers are demanding connected vehicles that offer immersive and customizable digital experiences and these are exactly what our AMD-powered Makalu computing platform provides. Makalu utilizes AMD Ryzen™ Embedded V2000 Processors with 394K DMIPS and AMD Radeon™ RX 6000 Series GPUs. Makalu is expected to be launched on Lynk & Co and smart models.
Atlas and Pikes Computing Platforms
The Atlas and Pikes computing platforms are powered by the fourth-generation Qualcomm Snapdragon® SoC. Both platforms are certified as automotive grade. Integrating both Flyme Auto operating system and Google Automotive Services (GAS), each of the Atlas and Pikes computing platforms allows ECARX to service automotive OEMs worldwide within a single platform.
The Atlas computing platform has a leading low-power 5-nm process, complying with the AEC-Q100 standard, and has high-performance heterogeneous computing capabilities with high computing power, high bandwidth, and low latency. Combined with our CloudPeak system foundation and toolchain, as well as the global application ecosystem of Flyme Auto and GAS, it can provide users with a great cockpit experience.
Qogir Computing Platform
The Qogir computing platform is a joint effort by ECARX and Xingji Meizu Group, built on the Snapdragon 8 Gen 3 mobile platform. Tailored for generative artificial intelligence, it features a 60 TOPS of hybrid edge-side AI computing power, capable of smoothly running large-scale language models, visual models, and generative AI models with up to 10 billion parameters.
The display capabilities of the Qogir computing platform support up to 8K resolution, advanced hardware ray tracing technology, and an ultra-high frame rate of up to 240fps. Optimized for Unreal Engine UE5, it provides robust technical support for real-time 3D environment rendering and immersive entertainment experiences.
Automotive Central Computing Platform
Our automotive central computing platforms represent a move from a domain-based electronic/electrical architecture to a more centralized computing platform that uses less harness and consolidates software in fewer electronic control units. It allows for better integration of different domains including the cockpit, ADAS and other vehicle components such as body electronics, powertrain, chassis and battery management system, improving performance and delivering efficiency and savings to automotive OEMs. Our automotive central computing platforms feature greater compatibility with more software offerings and better support through over-the-air (OTA) upgrades, vehicle-to-everything communication, auto parking and navigation-on-pilot functions.
We are designing and developing our computing platform products in phases and progressive moving towards full centralization. To better assist with clients’ diverse needs for intelligence and expedite the applications, we have expanded our super brain product matrix from one board to one chip including mainstream smart cockpit functions with L2 ADAS or L2+ ADAS.
Our first SPB product was released in 2023. It is one board empowered by multiple chips supercomputing controller based on SE1000 and advanced ADAS chipset that brings together SoC, ADAS SoC, and microcontroller units, and one computer featuring the centralized IT computing and storage for an integrated cockpit and autonomous driving.
We released two other central computing products in our SPB series in 2024. Antora1000SPB and Antora1000 ProSPB, redefining the Antora series as central computing platforms. Antora1000SPB is our first one chip supercomputing controller based on SE1000. Antora1000 ProSPB is one board with dual SE1000 chips. Powered by SPB, Antora1000 SeriesSPB is becoming the all-in-one solution that supports intelligent cockpit, autonomous driving assistance and parking assistance.
SoC Core Modules
SoC core modules have been a key component of our technology portfolio since our inception. We started out by working with several semiconductor companies, providing automotive application inputs and collaborating to ensure the SoC core modules meet automotive requirements. While Tier 1 automotive suppliers typically procure consumer grade SoCs developed for the general use in the information and communications technology sector, we work with our chip partner to build in automotive OEM-specific requirements and customize automotive grade SoC core modules to deliver enhanced compatibility and functionality. We integrate the SoCs with key integrated circuits (such as power management integrated circuit, storage (module storage), and interface units (rich peripheral interfaces)), tool chains, and algorithms and develop them into SoC core modules.
Our current production E-Series (E01, E02, and E03) SoC core modules are utilized in our IHU and digital cockpit platforms. The E series core modules incorporate 4G baseband technology and a powerful AI engine core that greatly enhances edge computing capabilities and speed of data analysis at the local end. As the computing-module basis, E series core modules simplify the re-development process for Tier 1 automotive suppliers and reduce the associated development cost and timeframe. We launched E01 and E02 core modules in 2018 and 2020, respectively. E01 core module is made specifically for connected vehicles, to further enhance user experience. E01 core module utilizes a high-speed 64-bit quad-core CPU combined with a dedicated GPU, supporting high-definition 1080p dual-screen display and a 4G modem that provides seamless in-vehicle connectivity and content delivery. E01 core module supports connectivity via 4G, Bluetooth, and Wi-Fi. In 2020, we launched a more powerful E02 core module, which is configured with an eight-core CPU and an independent neural processing unit. It has a built-in 4G TBOX and around view monitoring, which can deliver exceptional computing, graphics, and media processing performance, and is capable of operating in an extended range of thermal conditions. E02 core module has received AEC-Q104 standard certification and has neural processing unit capacity and product integration and supports three separate displays, video and multi-camera (up to six) input, 360-degree surround view system, instrument cluster integration, augmented reality navigation system, driver monitor system, facial recognition, and speed reverse functionalities. E03 core module is based on a high-performance chip customized for in-vehicle digital cockpit systems that we launched in 2021. E03 core module inherits the high computing power, high performance, and cost-effectiveness of prior generations, and is dedicated to the development of infotainment and smart digital cockpit systems. E03 core module utilizes a hardware assisted virtualization architecture to accommodate multiple systems and provide a hypervisor-less cockpit solution. It optimizes graphics processing unit performance and integrates excellent vision processing units. E03 core module also incorporates a hardware security module and is certified according to the AEC-Q100 G3 Grade3 and ISO-26262-ASIL-B standards, boasting enhanced security. E03 core module has been deployed on Lynk & Co models since the third quarter of 2021.
We have also developed tailored SoC core modules for our Antor, Makalu Computing Platform, Atlas and Pike, Qogir Computing Platform. For more information, please see “— Automotive Computing Platform — Digital Cockpit.”
Operating System
The operating system plays an important role in the automotive technology stack as it connects hardware with application software. As such, the operating system architecture directly affects the performance of the automotive computing platform products while the functionalities offered by the operating system can simplify the development of applications that run on top. As software plays increasingly important roles in modern vehicle functions, more application domains are becoming software centric requiring broader coverage by the operating system.
The operating system is another building block of our technology platform. We have developed various operating system components to support intelligent cockpit, ADAS, and vehicle functions with a focus on performance optimization, data flow management as well as functional safety to allow application developers to build innovative functions and applications for the devices powered by our SoC core modules. Our hypervisor virtualization technology enables communication between different system components and optimizing the usage of various system resources. We offer runtime, software development kit, toolchain, and integrated development environment to support the development and testing of software by Tier 1 automotive suppliers and automotive OEMs.
Intelligent Cockpit
We started with the intelligent cockpit domain, where we built operating system components, based on Android, Linux, and RTOS, to bridge the functionalities of SoC and hardware with upper level services and applications. We extended the functions of Android for Automotive so application developers can access more vehicle features.
Our operating system architecture provides a platform framework for the cross-domain integration of kernel components for intelligent digital cockpit and signifies progress towards the standardization and enhanced reusability of components across different systems and hardware platforms. Operating system components can be individually selected and combined to achieve high levels of customization. As a result, our operating system is highly scalable and capable of significantly lowering the development timeframe and associated costs.
Functional Safety
Our operating system coverage goes beyond the intelligent cockpit domain, and includes vehicle domains with safety operating system for automotive grade functional safety, focusing on safety and security.
We have developed the Safety Operating System based on SafeRTOS to support ASIL-D safety level. The Safety Operating System helps our instrument panel display solution achieve the safety level required by automotive OEM customers. We have also embedded features in the Safety Operating System to support enhanced ADAS by providing safety environment for the planning and control features of the vehicle, which enhance the overall safety of the vehicles and reduce the integration costs for automotive OEMs.
Cloudpeak
Our global research and development teams have built Cloudpeak, a cross-domain system capability foundation, in collaboration with HaleyTek AB. HaleyTek AB is the joint venture we established with Volvo Cars in 2021 to develop an operating system for digital cockpits suitable for multiple vehicle platforms aimed at addressing the global market.
Cloudpeak brings together separate systems and functionalities into one cohesive and seamless system. The systems architecture is built to fully meet the functional safety and information security requirements of vehicles supporting multiple operating systems and the global mobility ecosystem. We have developed hypervisor virtualization technology that functions across different processing units (such central processing units, graphics processing units, and neural processing units) and allows multiple guest operating systems to run on a single host system at the same time, providing hardware-optimized virtualization services and ensuring safe operations. Cloudpeak also supports 3D sound technology. This technology provides a more immersive and engaging audio experience for both drivers and passengers, enhancing the overall driving experience.
Security is one of the areas we have implemented vigorous measures when developing Cloudpeak. Its security function is certified to meet both the national and international standards and it is compliant with the EAL4 certification. Cloudpeak’s security features include secure build, communication, and storage to protect against unauthorized access and data breaches.

We have empowered our client Volvo with our the Cloudpeak, which has been certified and launched in 33 countries worldwide and has begun user delivery at the beginning of 2024.
Flyme Auto
We have entered into a strategic cooperation arrangement with Xingji Meizu for the development and commercialization of the Flyme Auto intelligent cockpit solutions and we have obtained the rights to distribute the Flyme Auto intelligent cockpit solutions worldwide.
In the China market, we have equipped Polestar 4 with the Polestar OS system. It is built on the basis of the Flyme Auto operating system, integrates the original Polestar theme orange, icons and body textures, and can achieve seamless interconnection between mobile phones and vehicle systems. Mobile applications flow seamlessly to the large screen of the vehicle without installation or data usage, and commonly used apps can be used in the car. At the same time, the network and camera hardware of the mobile phone are shared, and the mobile computing power empowers the entire vehicle, breaking through hardware barriers and achieving a simpler, easier-to-use and borderless new interconnection experience.
Software Stack
We provide a service software framework to connect the application layer to the operating system layer of the overall cockpit system, in addition to a host of intelligent cockpit applications that can be further adapted across domains, platforms and geographies. We are developing software to deliver enhanced ADAS features and vehicle functional safety software over key vehicle systems to enable functionality and improve performance.
Intelligent Cockpit Software Stack
We have been able to abstract and distil a comprehensive set of platform-based middleware solutions for digital cockpit controller and vehicle communication from the substantial amount of automotive projects we have completed in the past. This solution has rich functional components, thousands of standardized API interfaces, and cross-domain (including entertainment domain, vehicle control domain, and ADAS), cross-platform (such as Android, Linux, and QNX), cross-device features that pave the way for universal scalability. It provides complete support for the speedy on-boarding of an extensive application ecosystem encompassing auditory, vocal, and mobility services. Our platform-based middleware connects components of Android Auto Motive with vehicle and vehicle peripheral components, so that these applications can run without the need for specific vehicle adaptation. At the same time, vehicle information can be quickly and safely transmitted to support these applications directly through our platform API once permission is obtained. Multimedia programs, voice engines, and mapping services provided by suppliers from different parts of the world can be swiftly adapted through our platform-based middleware.
We completed the design of the Adaptive API for Android4.x in 2017, which is similar to the Carproperty ID design of Android Auto Motive. It provides a standardized portal for the support of vehicle control applications towards vehicle control domain (such as window control and light control.), air conditioning settings. We further designed the Car Wrapper API with Google Android Auto Motive which represents an optimized solution that allows the use of the same set of software on different models. With the Car Wrapper API once vehicle adaptation is completed through automated script, upper-layer applications will be usable directly in other vehicle models after one coding.
Functional Safety Software Stack
As the world progresses towards a more intelligent, networked, and electrified future, functional safety, as opposed to the traditional concepts of active safety and passive safety, is foundational to and has become a key metric of the automotive industry.
We have accumulated years of experience in the development of functional safety and we are committed to building safe and reliable platform solutions for intelligent cockpit and autonomous driving domains. Our products have obtained the ASIL D ISO26262 process certification and the Germany Rhine functional safety ISO26262 ASIL D product certification, such as the ASIL D SafetyOS certification. Functional safety underpins the quality of our products, our brand value, and our dedication to corporate responsibility.
Enhanced ADAS Software Stack
We aim to provide our users with comprehensive, safe, and reliable solutions for enhanced ADAS features. We have deployed our in-house ADAS algorithms (including BEV large model) and supplier algorithms in chips, and built quantification and KPI verification capabilities.
Our base ADAS software has a full-stack of self-developed software whereas the middleware is based on the advanced combination of QNX + AP Autosar. Our ADAS application software has features a full stack of proprietary integration, tracking, prediction, and planning control software. The parking module has the algorithms of AVM 360 surround view and transparent chassis, as well as the full stack self-research capabilities of Automated Parking Assist and Automated Valet Parking algorithms based on the fisheye BEV Ocular visual perception that we have developed. In terms of development and verification, we have accumulated full-link data closed-loop, data recycling capability and compliance datasets over the years, enabling our ADAS products to meet CNCAP 5-star requirements.
We have also entered into an agreement with Zenseact AB and Luminar LLC, and Mobileye Global Inc. to explore collaborations in the development and deployment of ADAS technology.
ADAS Platform
We started research on ADAS related technologies, including visual neural networks, in 2019. We initiated the development of an ADAS solution that is focused on advanced driving domain controller for mass-produced vehicle models in 2021. We, through our subsidiary JICA Intelligent, have developed full stack ADAS research and development capabilities including assisted driving and parking integrated L2 + ADAS capabilities including related hardware development and design capabilities and design verification to product validation verification capabilities.
ECARX Skyland Pro ADAS platform, our first-generation autonomous driving control unit, or ADCU, combines parking and driving solutions to achieve active safety, navigation of pilot on high-speed elevated closed roads, and automated or remote parking assist. It is based on two efficient SoCs with a combined computing power of 118 TOPS and a high safety MCU, providing redundant system architecture and high-level functional safety. Using six driving perception cameras and four parking cameras, supplemented by radar and ultrasonic sensor and LiDAR as perception inputs, with the ADCU as the computing core, the vehicle’s assisted driving planning and control signal outputs are realized, enabling driving and parking assist functions. Leveraging our strategic partnerships on the development of cutting-edge vision perception algorithms, we have engineered an innovative end-to-end full-stack software solution that satisfies the most stringent ISO-26262 safety standards. ECARX Skyland Pro ADAS platform is able to further support more advanced software such as BEV and LiDAR perception. And ECARX Skyland Pro ADAS platform already has been installed on Lynk & Co 08. The versatile suite seamlessly integrates critical capabilities including sensor fusion, prediction, planning, control, and environmental modelling modules. This is enabled by a robust foundation of underlying software and middleware to ensure stable performance in all conditions. As a result, our advanced driver assistance and active safety applications achieve the elevated benchmarks set by China’s New Car Assessment Program.
Additionally, the proprietary platform design provides flexibility for us to continually expand operational design domains and address complex long-tail scenarios across diverse regions.
Strategic Partnership with Mobileye
To expedite the mass production and delivery of eyes-off and hands-off intelligent driving solution on controlled-access highways, we are teaming with Mobileye Global Inc. in building a one box solution integrating automated driving and parking features. Based on the Mobileye Chauffeur™ consumer AV platform, this solution is planned to be put into mass production in the Polestar 4 electric SUV coupé.
We also will collaborate with Mobileye on a driver-assist solution and a cockpit-driving-parking integrated solution based on the latest EyeQ™6 automotive-grade SoC.

Drawing upon the technical strength of Mobileye Chauffeur™ perception and driving policy platform, we will provide Polestar Automotive Holding UK PLC with an integrated solution that supports mass production, in which we will be responsible for the development of parking-related algorithms and functions, local production of hardware used in the domain controller unit, quality management and supply chain, compliance with related driving and parking regulations and data requirement, and also testing and validation of user experience features.
Our Corporate Structure
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIEs and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. Following the Restructuring in 2022, the contractual arrangement was terminated and currently we do not have any VIE in China.
The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2023 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
Cash Transfers and Dividend Distribution
Cash is transferred from ECARX Holdings to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Under our cash management policy, the amount of inter-company transfers of funds is determined based on the working capital needs of the subsidiaries and inter-company transactions, and is subject to internal approval processes and funding arrangements. Our management regularly reviews and monitors the cash flow forecast and working capital needs of our subsidiaries.
Advances and loans.   In 2021, (i) ECARX Holdings made advances in the principal amount of US$478.5 million to ECARX Technology Limited and provided loans in the principal amount of US$11.0 million to our subsidiaries ECARX Limited and ECARX Sweden AB, and (ii) ECARX Technology Limited provided a loan in the principal amount of US$2.3 million to our subsidiary, ECARX Sweden AB, which has been fully repaid. In 2022, (i) ECARX Holdings made advances in the principal amount of US$50.9 million to ECARX Technology Limited; (ii) ECARX Holdings provided loans in the principal amount of US$3.0 million to ECARX Sweden AB; (iii) ECARX Holdings provided loans in the principal amount of US$35.0 million to ECARX (Hubei) Tech Co., Ltd.; (iv) ECARX Holdings made advances in the principal amount of US$21.0 million to ECARX Group Limited; (v) ECARX Holdings received US$8.8 million as repayment from ECARX Sweden AB; and (vi) JICA Intelligent Robotics Co., Ltd., or JICA Intelligent, provided loans in the principal amount of RMB150.0 million to ECARX (Hubei) Tech Co., Ltd. In 2023, (i) ECARX Technology Limited repaid US$119.3 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$115.0 million to ECARX Group Limited and US$2.7 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$33.4 million to ECARX Holdings, (iv) ECARX Holdings provided loans in the principal amount of US$15.0 million to ECARX (Hubei) Tech Co., Ltd., (v) ECARX Technology Limited provided loans in the principal amount of US$0.4 million to ECARX Limited, which has been fully repaid, and (vi) ECARX (Hubei) Tech Co., Ltd. repaid RMB150.0 million to JICA Intelligent.
Capital contribution.   In 2021, ECARX Technology Limited made capital contribution of US$7.6 million, US$250.0 million, and US$75.0 million to our subsidiaries, ECARX Sweden AB, ECARX (Wuhan) Technology Co., Ltd., and ECARX (Hubei) Tech Co., Ltd., respectively. In 2021, ECARX (Wuhan) Technology Co., Ltd., a subsidiary of ours, made capital contribution of RMB10.0 million to ECARX (Shanghai) Technology Co., Ltd., another subsidiary of ours. In 2022, ECARX Technology Limited made capital contribution of US$14.6 million and US$25.0 million to its subsidiaries, ECARX Limited and ECARX (Hubei) Tech Co., Ltd., respectively. In 2023, (i) ECARX Group Limited made capital contribution of US$100.0 million to ECARX Technology Limited; (ii) ECARX Technology Limited made capital contribution of US$60.0 million to ECARX (Hubei) Tech Co., Ltd., and US$31.5 million to its subsidiary, ECARX Limited; (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB51.0 million to its subsidiary, JICA Intelligent; and (iv) ECARX Holdings converted its £3.0 million loan to ECARX Limited into equity. In 2021, 2022, and 2023, Hubei ECARX received RMB2.1 billion, RMB157.0 million, and nil in the form of loans from our subsidiaries, respectively. (v) ECARX Limited made capital contribution of US$2.7 million to ECARX Americas Inc.
Cash transfers involving Hubei ECARX, the former VIE.   In 2021 and 2022, Hubei ECARX received RMB2.1 billion and RMB157.0 million in the form of loans from our subsidiaries, respectively. In 2021, subsidiaries of Hubei ECARX made payments totaling US$1.7 million to ECARX Technology Limited relating to certain sales transactions. In 2021, Hubei ECARX received RMB270.0 million in the form of loans from JICA Intelligent. In 2022, Hubei ECARX, ECARX Technology, and ECARX (Hubei) Tech Co., Ltd. made payments totaling RMB36.1 million, US$2.2 million, and RMB60.0 million, respectively, to ECARX Sweden AB relating to certain research and development expense. In 2022, Hubei ECARX made payments totaling RMB270.0 million to JICA Intelligent. In 2023, ECARX Technology and ECARX (Hubei) Tech Co., Ltd. made payments totaling US$1.2 million and RMB204.7 million, respectively, to ECARX Sweden AB relating to certain research and development expense. Following the Restructuring in 2022, we no longer have any VIE in China.
We, our subsidiaries, and, for the periods ended prior to the Restructuring, the former VIEs, have not declared or paid dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends in the future will be at the discretion of our board of directors.
We are subject to various restrictions on inter-company fund transfers and foreign exchange control.
Dividends.   ECARX Holdings is a holding company and may rely on dividends and other distributions on equity paid by our mainland China subsidiaries for its cash and financing requirements. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) our mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) our mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by our mainland China subsidiary upon dividend remittance. Such restrictions could have a material and adverse effect on the ability of ECARX Holdings to distribute profits to its shareholders. Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX Holdings being unable to pay its debts as they fall due in the ordinary course of business.
Capital expenses.   Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, our mainland China subsidiaries are required to obtain approval from the State Administration of Foreign Exchange, or SAFE, or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.
Shareholder loans and capital contributions.   Loans by us to our mainland China subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of SAFE, and any capital contribution from us to our mainland China subsidiaries is required to be registered with the competent government authorities in mainland China.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2023. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Arrangements with Respect to Certain Personal Data
In response to the move by PRC government authorities to tighten the regulatory framework governing data security, cybersecurity and privacy, in September 2021 we initiated an internal process to transfer the rights of our mainland China subsidiaries and of the former VIE to access and process personal data relevant to their respective business operations to Zhejiang Huanfu Technology Co., Ltd., or Zhejiang Huanfu. The transfer was completed in December 2021 and as of the date of this prospectus, our mainland China subsidiaries do not have any right to access or process any personal data other than certain employee personal data and certain vehicle identification numbers provided by automotive OEMs in association with our provision of product repair and maintenance services. In January 2022, we entered into a procurement framework agreement with Zhejiang Huanfu and concluded several procurement-related contracts pursuant to the procurement framework agreement for the sole purpose of contracting Zhejiang Huanfu to discharge our outstanding obligations to provide certain data-related services to our PRC customers.
Permission Required from the PRC Authorities for Our Operations
We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the model confirmation, compulsory product certifications, and network connection licenses for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this prospectus.
The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that, both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. Failure to comply with the filing requirements may result in fines, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC.
Based on the opinion of Han Kun Law Offices, our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, as of the date of this prospectus, our past offerings do not require the application or completion of any cybersecurity review or any other permission or approval from government authorities in mainland China including the CSRC. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required in connection with the Business Combination, our previous offerings and listing under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded” in our 2023 Form 20-F. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to restrictions and penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.
If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
The Business Combination
On December 20, 2022, we consummated the Business Combination with COVA, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022. COVA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On December 21, 2022, our Class A Ordinary Shares and Warrants were listed on The Nasdaq Global Market under the symbol “ECX” and “ECXWW,” respectively.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
•
We have a relatively limited operating history and face significant challenges in a fast-developing industry;

•
If our solutions do not effectively address the evolution of the automotive industry or automotive intelligence technologies, our business could be adversely affected;

•
Changes in automobile sales and market demand can adversely affect our business;

•
Disruptions in the supply of components or the underlying raw materials used in our products may materially and adversely affect our business and profitability;

•
A reduction in the market share or changes in the product mix offered by our customers could materially and adversely affect our business, financial condition, and results of operations;

•
The automotive intelligence industry is highly competitive, and we may not be successful in competing in this industry;

•
We had negative net cash flows from operations in the past and have not been profitable, which may continue in the future;

•
We currently have a concentrated customer base with a limited number of key customers, particularly including certain of our related parties such as Geely Holding’s subsidiaries. The loss of one or more of our key customers, or a failure to renew our agreements with one or more of our key customers, could adversely affect our results of operations and ability to market our products and services;

•
We are subject to risks and uncertainties associated with international operations, which may harm our business;

•
Our automotive intelligence technologies and related hardware and software could have defects, errors, or bugs, undetected or otherwise, which could create safety issues, reduce market adoption, damage our reputation with current or prospective customers, or expose us to product liability and other claims that could materially and adversely affect our business, financial condition, and results of operations;

•
We rely on our business partners and other industry participants. Business collaboration with partners is subject to risks, and these relationships may not lead to significant revenue. Any adverse change in our cooperation with our business partners could harm our business;

•
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends;

•
A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition;

•
We are subject to risks relating to the Restructuring;

•
We may not be able to realize the potential financial or strategic benefits of business ventures, acquisitions or strategic investments and we may not be able to successfully integrate acquisition targets, which could impact our ability to grow our business, develop new products or sell our products;

•
We may incur material losses and costs as a result of warranty claims, product recalls, and product liabilities that may be brought against us; and

•
Our business is subject to complex and evolving laws and regulations regarding cybersecurity, privacy, data protection and information security in China and elsewhere. Any privacy or data security breach or any failure to comply with these laws and regulations could damage our reputation and brand, result in negative publicity, legal proceedings, increased cost of operations, warnings, fines, service or business suspension, or otherwise harm our business and results of operations.

Risks Relating to Doing Business in China
•
The PRC government has significant oversight and discretion over our business operations, and it may influence on our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities;

•
Risks and uncertainties regarding interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless;

•
The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offerings under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to our offerings, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities;
•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections;

•
Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment;

•
Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult;

•
The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of mainland China companies, which could make it more difficult for us to pursue growth through acquisitions in China; and

•
Substantial uncertainties exist with respect to the interpretation and implementation of 2019 PRC Foreign Investment Law and its Implementation Rules.

Risks Relating to Our Securities
•
The price of our securities may be volatile, and the value of our securities may decline;

•
A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

•
If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline;

•
Sales of a substantial number of our securities in the public market could cause the price of our securities to fall; and

•
Future issuance of Ordinary Shares will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Corporate Information
The mailing address of our principal executive office is 5/F, Building 1, Zhongteng Building, 2121 Longteng Avenue, Xuhui District, Shanghai 200232, People’s Republic of China, and its phone number is +86 (0571) 8530-6942. Our corporate website address is https://www.ecarxgroup.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the Class A Ordinary Shares and Warrants.
Securities being registered
(i) 291,679,672 Class A Ordinary Shares;
(ii) 23,871,971 Class A Ordinary Shares issuable upon the exercise of the Warrants; and
(iii) 8,872,000 Warrants.
Issuance of Ordinary Shares upon exercise of Warrants
Ordinary Shares outstanding prior to exercise of Warrants
289,106,299 Class A Ordinary Shares and 48,960,916 Class B Ordinary Shares.
Ordinary Shares issuable upon exercise of all Warrants
23,871,971 Class A Ordinary Shares.
Use of proceeds
We will receive up to an aggregate of approximately US$274,527,666 from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. The exercise price of the Warrants is US$11.50 per share, subject to adjustment as described herein, and the closing price of the Class A Ordinary Shares on Nasdaq on April 5, 2024 was US$1.90 per share. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Class A Ordinary Shares, among other things. If the market price for the Class A Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease. See the section titled “Use of Proceeds.”
Resale of Ordinary Shares and Warrants
Ordinary Shares offered by the Selling Securityholders
Up to 291,679,672 Class A Ordinary Shares, which includes:
•
73,810,070 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED (which have been and will continue to be distributed, in whole or in part, to recipients, or the ESOP Distributees, of incentive awards we have previously granted and administered through SHINE LINK VENTURE LIMITED, Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired prior to the Closing Date;

•
144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916

Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited, which were originally acquired prior to the Closing Date;
•
5,250,000 Sponsor Shares issued to the Sponsor on the Closing Date in exchange for the Class B ordinary shares of COVA and subsequently distributed to certain members of the Sponsor and transferred to its employees by way of gift;

•
8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants which warrants subsequently distributed to certain members of the Sponsor;

•
3,500,000 Class A Ordinary Shares issued to the Strategic Investors on the Closing Date;

•
1,052,632 Class A Ordinary Shares issued to Lotus as a result of the automatic conversion of the Lotus Note on the Closing Date; and

•
5,793,480 Class A Ordinary Shares issuable upon conversion of the Investor Notes issued to the CB Investors.

Warrants offered by the Selling Securityholders
Up to 8,872,000 Sponsor Warrants.
Offering price
The Registered Securities offered by this prospectus may be offered, sold or distributed from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section titled “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale of the securities to be offered by the Selling Securityholders.
Dividend Policy
ECARX Holdings, our subsidiaries, and Hubei ECARX have not declared or paid dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
Market for the Class A Ordinary Shares and Warrants
The Class A Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols “ECX” and “ECXWW,” respectively.
Risk factors
Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2023 on a historical basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2023 Form 20-F, which is incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
	As of December 31, 2023
	RMB in thousands	US$ in thousands
Cash and restricted cash	588,274	82,857
Short-term borrowings	1,200,000	169,016
Convertible notes payable, net	455,701	64,184
Borrowings and other financial liabilities	1,655,701	233,200
Total shareholders’ deficit	(834,459)	(117,531)
Total capitalization	821,242	115,669

USE OF PROCEEDS
We will receive proceeds of up to an aggregate of approximately US$274,527,666 from the exercise of the Warrants if all of the Warrants are exercised for cash. We expect to use the net proceeds from the exercise of Warrants for general corporate purposes. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Class A Ordinary Shares, among other things. If the market price for the Class A Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.
We will not receive any proceeds from any sale of the securities registered hereby by the Selling Securityholders. With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholders will pay any underwriting discounts and commissions incurred by them in disposing of such securities, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Registered Securities, such as registration and filing fees and fees of our counsel and our independent registered public accountants.

DIVIDEND POLICY
ECARX Holdings, our subsidiaries, and Hubei ECARX have not declared or paid dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, ECARX Holdings may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance.
Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX being unable to pay its debts as they fall due in the ordinary course of business.

SELLING SECURITYHOLDERS
This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to (A) 291,679,672 Class A Ordinary Shares, which include (i) 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED, which were originally acquired prior to the Closing Date and which have been and will continue to be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus, (ii) 27,523,335 Class A Ordinary Shares beneficially owned by Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired prior to the Closing Date, (iii) 144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916 Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited which were originally acquired prior to the Closing Date, (iv) 5,250,000 Sponsor Shares issued to the Sponsor on the Closing Date in exchange for the Class B ordinary shares of COVA and subsequently distributed to certain members of the Sponsor and transferred to its employees by way of gift; (v) 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, which warrants were originally issued to the Sponsor on the Closing Date and subsequently distributed to certain members of the Sponsor; (vi) 3,500,000 Class A Ordinary Shares issued to the Strategic Investors on the Closing Date; (vii) 1,052,632 Class A Ordinary Shares issued to Lotus on the Closing Date; and (viii) 5,793,480 Class A Ordinary Shares issuable upon conversion of the Investor Notes issued to the CB Investors, and (B) 8,872,000 Sponsor Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares or Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. However, we cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares or Warrants. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares or Warrants since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.
The table below sets forth the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders immediately prior to the offering, the aggregate number of Ordinary Shares and Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders after the Registered Securities are sold. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is based upon information provided by the Selling Securityholders. Certain selling securityholders may also beneficially own securities indirectly through their beneficial ownership of securities held directly by other selling securityholders included in the table below. In the table set forth below, such beneficial ownership is only included for the direct owner of such securities to avoid double counting, but is reflected in the footnotes for the other applicable beneficial owners of such securities.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling

Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”
	Securities beneficially owned prior to this offering				Securities to be sold in this offering		Securities beneficially owned after this offering(3)
Name of Selling Securityholder	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)	Ordinary Shares(1)	Warrants(2)	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)
Fu&Li Industrious Innovators Limited(4)	168,921,032	50.0	—	—	168,921,032	—	—	—	—	—
Jie&Hao Holding Limited(5)	24,480,458	7.2	—	—	24,480,458	—	—	—	—	—
SHINE LINK VENTURE LIMITED(6)	46,286,735	13.7	—	—	46,286,735	—	—	—	—	—
Baidu (Hong Kong) Limited(7)	22,367,946	6.6	—	—	22,367,946	—	—	—	—	—
Geely Automobile Holdings Limited(8)	5,155,389	1.5	—	—	5,155,389	—	—	—	—	—
Absolute Bond Limited(9)	1,031,927	*	3,797,216	15.9	1,031,927	3,797,216	—	—	—	—
Duolin Xu(10)	3,333	*	—	—	3,333	—	—	—	—	—
Jennifer Kesseler(11)	2,400	*	—	—	2,400	—	—	—	—	—
Karanveer Dhillon(12)	60,000	*	—	—	60,000	—	—	—	—	—
Yulia Sali(13)	13,000	*	—	—	13,000	—	—	—	—	—
Chye Kiou Heng(14)	1,110,660	*	—	—	1,110,660	—	—	—	—	—
Jun Hong Heng(15)	72,660	*	124,208	0.5	72,660	124,208	—	—	—	—
Paloma Opportunities Ltd(16)	1,749,030	*	2,989,864	12.5	1,749,030	2,989,864	—	—	—	—
PT Elang Mahkota Teknologi Tbk(17)	1,146,990	*	1,960,712	8.2	1,146,990	1,960,712	—	—	—	—
Jack Smith(18)	10,000	*	—	—	10,000	—	—	—	—	—
Crescent Cove Advisors, LP(19)	50,000	*	—	—	50,000	—	—	—	—	—
Luminar Technologies, Inc.(20)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Geely Investment Holding Ltd.(21)	2,000,000	*	—	—	2,000,000	—	—	—	—	—
Lotus Technology Inc.(22)	1,052,632	*	—	—	1,052,632	—	—	—	—	—
SPDB International (Hong Kong) Limited(23)	3,119,566	*	—	—	3,119,566	—	—	—	—	—
CNCB (Hong Kong) Investment Limited(24)	2,673,914	*	—	—	2,673,914	—	—	—	—	—

*
Less than 1% of the total number of outstanding Ordinary Shares.

(1)
The percentage of our Ordinary Shares beneficially owned is computed on the basis of 289,106,299 Class A Ordinary Shares and 48,960,916 Class B Shares issued and outstanding as of February 29, 2024, and does not include 23,871,971 Class A Ordinary Shares issuable upon the exercise of our Warrants or, except in the case of SPDB International (Hong Kong) Limited and CNCB (Hong Kong) Investment Limited, Class A Ordinary Shares issuable upon the conversion of Investor Notes.

(2)
The percentage of our Warrants beneficially owned is computed on the basis of 23,871,971 Warrants issued and outstanding as of February 29, 2024.

(3)
Assumes the sale of all shares offered in this prospectus.

(4)
Mr. Eric Li (Li Shufu), our co-founder, holds 100% of the issued and outstanding shares of Minghao Group Limited and Minghao Group Limited holds 1% of shares in Fu&Li Industrious Innovators Limited and its shares are voting shares. Industrious Innovators Limited, which is owned by a trust established for the benefit of Mr. Eric Li (Li Shufu) and his family, holds 99% of shares in Fu&Li Industrious Innovators Limited and its shares are non-voting shares. Mr. Eric Li (Li Shufu) is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Fu&Li Industrious Innovators Limited. The address of Fu&Li Industrious Innovators Limited, Minghao Group Limited and Industrious Innovators is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)
Jie&Hao Holding Limited is a limited liability company incorporated in British Virgin Islands and wholly owned by Mr. Ziyu Shen. Mr. Ziyu Shen is our Chairman and Chief Executive Officer. Mr. Ziyu Shen holds 100% of the issued and outstanding shares of Little SJH Holding Limited and Little SJH Holding Limited holds 1% of shares in Jie&Hao Holding Limited and its shares are voting shares. Mr. Ziyu Shen holds 100% of the issued and outstanding shares of Magician Hao Holding Limited and Magician Hao Holding Limited holds 99% of shares in Jie&Hao Holding Limited and its shares are non-voting shares. Mr. Ziyu Shen is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Jie&Hao Holding Limited. The address of Little SJH Holding Limited, Magician Hao Holding Limited and Jie&Hao Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(6)
SHINE LINK VENTURE LIMITED is a limited liability company incorporated in British Virgin Islands and wholly owned by J&H Trust, a trust established under a trust deed between Mr. Ziyu Shen and Trident Trust company (HK) Limited as trustee. Through J&H Trust, interests in the Ordinary Shares and other rights and interests under awards granted pursuant to the 2019 Share Incentive Plan are provided to certain grant recipients who are assigned beneficial interests in the J&H Trust corresponding to the number of Ordinary Shares granted to such participant under the 2019 Share Incentive Plan. The maximum aggregate number of Ordinary Shares issuable under the 2019 Share Incentive Plan is 27,438,015. The remaining 18,848,720 Ordinary Shares held by SHINE LINK VENTURE LIMITED represent incentive awards granted to certain of our founding members in 2017 which are also administered through SHINE LINK VENTURE LIMITED and J&H Trust. The trust deed provides that the trustee shall be entitled to exercise the voting rights attached to the ordinary shares held by SHINE LINK VENTURE LIMITED. Ordinary Shares owned by SHINE LINK VENTURE LIMITED will be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus. The address of SHINE LINK VENTURE LIMITED is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(7)
The address of Baidu (Hong Kong) Limited is Room 2609, China Resources Building 26 Harbour Road, Wanchai, Hong Kong.

(8)
The address of Geely Automobile Holdings Limited is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,KY1-1104, Cayman Islands.

(9)
Absolute Bond Limited is managed by Press Room LLC. Mr. Jun Hong Heng, a member of our board of directors, is the manager of Press Room LLC. The business address of Absolute Bond Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

(10)
The business address of Duolin Xu is 201 Harrison St, Apt 230, San Francisco, CA 94105.

(11)
The business address of Ms. Jennifer Kesseler is 5317 Broadway Terr, Main, Oakland, CA 94618.

(12)
The business address of Mr. Karanveer Dhillon is 1639 North Point, San Francisco, CA 94123.

(13)
The business address of Ms. Yulia Sali is 5858 Alderbrook Court, Castro Valley, CA 94552.

(14)
The business address of Mr. Chye Kiou Heng is 80 Binchang Rise, Singapore 579940.

(15)
Mr. Jun Hong Heng is an independent director of the Company. The business address of Mr. Jun Hong Heng is 2182 14th Avenue, San Francisco, CA 94116.

(16)
The business address of Paloma Opportunities Ltd is Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands cc 138 Arab Street, Singapore 199826.

(17)
The business address of PT Elang Mahkota Teknologi Tbk is SCTV Tower, 18th Floor, Senain City, Jl. Asia Afrika Lot 19 Jakarta 10270, Indonesia.

(18)
The business address of Mr. Jack Smith is 62 Bourne way, Bromley, Kent, BR2 7EY, United Kingdom.

(19)
Mr. Jun Hong Heng, a member of the Company’s board of directors, is the Chief Investment Officer of Crescent Cove Advisors, LP. The business address of Crescent Cove Advisors, LP is 1700 Montgomery Street, Suite 240, San Francisco, CA 94111.

(20)
The address of Luminar Technologies, Inc.is 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

(21)
The address of Geely Investment Holding Ltd. is 1760 Jiangling Road, Binjiang District, Hangzhou City, Zhejiang Province,China.

(22)
The address of Lotus Technology Inc. is Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(23)
Consists of 3,119,566 Class A Ordinary Shares issuable upon conversion of the Investor Note purchased by SPDB International (Hong Kong) Limited. The address of SPDB International (Hong Kong) Limited is 33/F, SPD Bank Tower, 1 Hennessy Road, Hong Kong.

(24)
Consists of 2,673,914 Class A Ordinary Shares issuable upon conversion of the Investor Note purchased by CNCB (Hong Kong) Investment Limited. The address of CNCB (Hong Kong) Investment Limited is 10/F, AIA Central, 1 Connaught Road, Central, Hong Kong.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 23,871,971 Class A Ordinary Shares issuable upon the exercise of the Warrants. We are also registering the resale by the Selling Securityholders of up to (A) 291,679,672 Class A Ordinary Shares, which include (i) 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED, which were originally acquired prior to the Closing Date and have been and will continue to be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus, (ii) 27,523,335Class A Ordinary Shares beneficially owned by Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired prior to the Closing Date, (iii) 144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916 Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited, which were originally acquired prior to the Closing Date, (iv) 5,250,000 Sponsor Shares issued to the Sponsor on the Closing Date in exchange for the Class B ordinary shares of COVA and subsequently distributed to certain members of the Sponsor and transferred to its employees by way of gift; (v) 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, which warrants were originally issued to the Sponsor on the Closing Date and subsequently distributed to certain members of the Sponsor; (vi) 3,500,000 Class A Ordinary Shares issued to the Strategic Investors on the Closing Date; (vii) 1,052,632 Class A Ordinary Shares issued to Lotus on the Closing Date; and (viii) 5,793,480 Class A Ordinary Shares issuable upon conversion of the Investor Notes issued to the CB Investors, and (B) 8,872,000 Sponsor Warrants. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders.
The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus.
We will receive proceeds of up to an aggregate of approximately US$274,527,666 from the exercise of the Warrants if all of the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Class A Ordinary Shares, among other things. If the market price for the Class A Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.
We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. The aggregate proceeds to the Selling Securityholders will be the aggregate purchase price of the securities sold less any discounts and commissions borne by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our Class A Ordinary Shares or Warrants. Our Class A Ordinary Shares and Warrants are currently listed on Nasdaq under the symbols “ECX” and “ECXWW,” respectively.
The Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
distribution to employees, members, limited partners or stockholders of the Selling Securityholder or its affiliates by pledge to secure debts and other obligations;

•
delayed delivery arrangements;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time or for any other reason.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement will be or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part may be, prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the Selling Securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus is part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information, and this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We may suspend the sale of the Registered Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Class A Ordinary Shares or Warrants, the Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the Selling Securityholders for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or post-effective amendment to name specifically such person as a Selling Securityholder.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or post-effective amendment in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED will be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus. The ESOP Distributees are recipients of incentive awards which we have previously granted and administered through SHINE LINK VENTURE LIMITED. These awards are subject to vesting and exercise price is payable. Upon the exercise of an award by any ESOP Distributee, SHINE LINK VENTURE LIMITED may elect to settle such award by either a distribution of the underlying Class A Ordinary Shares to the ESOP Distributee or through the payment to the ESOP Distributee of proceeds received from the sale of the underlying Class A Ordinary Shares, in each case pursuant to this prospectus. The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
If any of the Selling Securityholders use an underwriter or underwriters for any offering, we will name such underwriter or underwriters, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus, the applicable Selling Securityholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the Selling Securityholders, the number of shares set forth in such prospectus supplement. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or the Selling Securityholders or perform services for us or the Selling Securityholders, in the ordinary course of business.

Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
In order to facilitate the offering of the securities, any underwriters, broker-dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters, broker-dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters, broker-dealers or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, broker-dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may also authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
In effecting sales, underwriters, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
A Selling Securityholder may enter into derivative transactions with third parties, including hedging transactions with broker-dealers or other financial institutions, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
We have agreed to indemnify certain Selling Securityholders against certain liabilities, including liabilities under the Securities Act with respect to their Registered Securities and these Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and/or these Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

TAXATION
The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with us that:
(a)
no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)
on or in respect of the shares, debentures or other obligations of us; or

(ii)
by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

The concessions apply for a period of 20 years from February 18, 2022.
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
U.S. Federal Income Tax Considerations
General
The following is a general discussion of the U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of the Class A Ordinary Shares and Warrants, collectively referred to as the “Securities”. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold Securities as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
•
our officers or directors;

•
banks, financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
S-corporations, partnerships and other pass-through entities or arrangements;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own Class A Ordinary Shares representing ten percent or more of our shares by vote or value;

•
persons that acquired Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons that hold Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Securities that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.
Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate, Medicare and minimum tax, or any state, local or non-U.S. tax laws.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding Securities, we urge you to consult your own tax advisor.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES. HOLDERS OF SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
Taxation of Distributions
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Status,” if we make a distribution of cash or other property on the Class A Ordinary Shares (including the amount of any tax withheld), a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below). We do not intend to provide calculations of our earnings and profits under U.S. federal income tax principles. A U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) applicable to “qualified dividend income,” provided that the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, we are eligible for the benefits of the United States-PRC income tax treaty, or the Treaty, we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on Nasdaq, there can be no assurance that the Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A Ordinary Shares.

Dividends paid on our Class A Ordinary Shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the Class A Ordinary Shares or Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares or Warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
As described in “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Taxation — Mainland China,” if we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the Class A Ordinary Shares or Warrants may be subject to mainland China income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as mainland China source income under the Treaty. Pursuant to U.S. Treasury regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Class A Ordinary Shares or Warrants. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the U.S. Treasury regulations.
Exercise, Lapse or Redemption of a Warrant
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Status” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss upon the acquisition of a Class A Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a Class A Ordinary Share received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Class A Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Shares would include the holding period of the warrants.
It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants deemed exercised and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the U.S. Holder’s tax basis in the Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if we redeem warrants for cash or purchases warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Share Capital — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interests in our assets or earnings and profits (e.g. through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a Warrant) as a result of a distribution of cash or other property to the holders of Class A Ordinary Shares which is taxable to the U.S. Holders of such Class A Ordinary Shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its Warrants to the extent that such distribution is treated as a dividend.
Passive Foreign Investment Company Status
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and anticipated value of our assets and the composition of our income and assets, including goodwill and other unbooked intangibles, we do not believe we were a PFIC for our taxable year ended December 31, 2023 and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares or Warrants and, in the case of Class A Ordinary Shares, the U.S. Holder did not make an applicable purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares or Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares or Warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
If we are a PFIC and the Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. We anticipate that the Class A Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard. Moreover, a mark-to-market election made with respect to Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares under their particular circumstances.
We do not intend to provide information necessary for U.S. Holders to make a qualified electing fund election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Securities should consult their tax advisors concerning the reporting requirements that may apply and the application of the PFIC rules to Securities under their particular circumstances.

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of our currently effective memorandum and articles of association. This description is qualified by reference to our currently effective memorandum and articles of association. All capitalized terms used in this section are as defined in our currently effective memorandum and articles of association, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital consists of 10,000,000,000 shares of a par value of US$0.000005 each, consisting of 8,000,000,000 Class A Ordinary Shares, 1,000,000,000 Class B Ordinary Shares and 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as our board of directors may determine in accordance with our currently effective memorandum and articles of association. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of our currently effective memorandum and articles of association and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares. A summary description of the Warrants is also set forth below.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting and conversion rights. We maintain a register of our shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Although Mr. Eric Li (Li Shufu) and Mr. Ziyu Shen, collectively referred to as the “Co-Founders” and each a “Co-Founder,” control the voting power of all of the issued and outstanding Class B Ordinary Shares, their controls over those shares are not permanent and are subject to reduction or elimination. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not Mr. Li or Mr. Shen or an affiliate of them, those shares will automatically and immediately convert into Class A Ordinary Shares.
Dividends
The holders of Ordinary Shares are entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie.
Voting Rights
In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Voting at any meeting of shareholders is decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares shall vote together on all matters as a single class except as otherwise required by law. An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company, while a special resolution requires not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution is required for important matters such as a change of name or making changes to our then existing memorandum and articles of association.
Optional and Mandatory Conversion
Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.
Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof or the transfer or assignment of the voting power attached to such Class B Ordinary Shares through voting proxy or otherwise to any person which is not a Co-Founder or a Co-Founder’s affiliate, such Class B Ordinary Share will automatically and immediately convert into an equal number of Class A Ordinary Share.
Upon any direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not Mr. Eric Li (Shufu Li) or Mr. Ziyu Shen or their respective affiliate; provided, that any such direct or indirect sale, transfer, assignment, or disposition to an affiliate of Mr. Eric Li (Shufu Li) or Mr. Ziyu Shen shall result in the automatic and immediate conversion of the Class B Ordinary Shares into an equal number of Class A Ordinary Shares if Mr. Eric Li )Shufu Li) or Mr. Ziyu Shen does not continue to have sole dispositive power and exclusive voting control over the Class B Ordinary Shares after such sale, transfer, assignment, or disposition.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the amended and restated memorandum and articles of association of ECARX Holdings and to any lock-up agreements to which a shareholder may be a party, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Class B Ordinary Shares may be transferred only to a Co-Founder or a Co-Founder’s affiliate and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “— Optional and Mandatory Conversion.”
Our board of directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

•
a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
Liquidation
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption and Repurchase of Ordinary Shares
Subject to the provisions of the Companies Act (As Revised) of the Cayman Islands, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares. We may purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the our board of directors or by the shareholders by ordinary resolution.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) in nominal or par value amount of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one third of the votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of our Class B Ordinary Shares shall be required in any event.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us except as required by law or authorized by our board of directors or our shareholders by special resolution.
Changes in Capital
We may from time to time by ordinary resolution:
•
increase our share capital by new shares of such amount as we think expedient;

•
consolidate and divide all or any share capital into shares of a larger amount than existing shares;

•
sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner authorized by the Companies Act (As Revised) of the Cayman Islands.
Registration Rights
Certain of our shareholders are entitled to certain registration rights, pursuant to which we have agreed to provide customary demand registration rights and “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities.
Warrants
Public Warrants
Each whole Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of US$11.50 per share, subject to adjustment as discussed below. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue a Class A Ordinary Share upon exercise of a Warrant unless the Class A Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.
We have filed the registration statement of which this prospectus is a part within the timeframe set forth in the Warrant Agreement and have agreed to use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If the Class A Ordinary Shares are at the time of any exercise of a Warrant are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. During any period when we will have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; provided that if the exemption under Section 3(a)(9) of the Securities Act, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.
In the case of a cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume-weighted average price of the Class A Ordinary Shares as reported during the 10-trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.
A holder of a Warrant may notify us in writing in the event we elect to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.
Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds US$18.00
We may redeem the outstanding Warrants (except as described herein with respect to the Sponsor Warrants):
•
in whole and not in part;

•
at a price of US$0.01 per Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•
if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A Ordinary Shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the US$18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “— Warrants — Public Warrants — Anti-dilution Adjustments”) as well as the US$11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Class A Ordinary Shares issuable upon the exercise of the Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. For this purpose, “fair market value” means the average reported last sale price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case.
Anti-dilution Adjustments
If the number of issued and outstanding Class A Ordinary Shares is increased by a capitalization or share dividend payable in Class A Ordinary Shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, subdivision or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares as reported during the 10-trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed US$0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than US$0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.
If the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.
Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding public Warrants is required to make any change that adversely affects the interests of the registered holders.
The Warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Sponsor Warrants
Except as described below, the Sponsor Warrants have terms and provisions that are identical to those of the Warrants that were sold as part of the units in COVA’s initial public offering. The Sponsor Warrants will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants.
The Sponsor, or its permitted transferees, has the option to exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Sponsor Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Sponsor Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Sponsor Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of Sponsor Warrant exercise is sent to the Warrant agent.
Any amendment to the terms of the Sponsor Warrants or any provision of the Warrant Agreement with respect to the Sponsor Warrants will require a vote of holders of at least 65% of the number of the then outstanding Sponsor Warrants.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.
SEC registration fee	US$	144,371*
Legal fees and expenses	US$	824,000
Accountants’ fees and expenses	US$	198,000
Printing expenses	US$	75,000
Miscellaneous costs	US$	5,000
Total	US$	1,246,371

*
US$31,603.00 has been paid by applying the balance of the registration fee paid with the F-4 filed with the SEC on October 11, 2022.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares offered by this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP has advised us on the validity of Warrants under New York law and Han Kun Law Offices has advised us on certain legal matters as to the law of mainland China.

EXPERTS
The consolidated financial statements of ECARX Holdings Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that ECARX Holdings Inc. has suffered recurring losses from operations and has net cash used in operating activities and net current liabilities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, China.

ENFORCEABILITY OF CIVIL LIABILITIES
ECARX Holdings is incorporated under the laws of the Cayman Islands. Service of process upon ECARX Holdings and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands are unlikely to enforce a judgment obtained from U.S. courts under civil liability provisions of U.S. securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.
Our SEC filings are available over the Internet at the SEC’s website at https://www.sec.gov. Our website address is https://www.ecarxgroup.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 3, 2024 (File No. 001-41576);

•
the description of our Class A Ordinary Shares and Warrants contained in our registration statement on Form 8-A filed with the SEC on December 20, 2022, and any amendment or report filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
ECARX Holdings Inc.
5/F, Building 1, Zhongteng Building
2121 Longteng Avenue
Xuhui District, Shanghai 200232 People’s Republic of China
+86 (571) 8530-6942
ir@ecarxgroup.com